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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 15, 2001

Commission File Number: 1-9759

IMC Global Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3492467 (I.R.S. Employer Identification No.)

100 South Saunders Road Lake Forest, Illinois 60045 (847) 739-1200 (Address and telephone number, including area code, of registrant's principal executive offices)

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Item 5.         Other Events

The following is the text of a press release issued by IMC Global Inc. on October 15, 2001.

IMC GLOBAL REACHES DEFINITIVE AGREEMENT TO SELL
ITS SALT AND OGDEN BUSINESSES TO AFFILIATE OF
APOLLO MANAGEMENT, L.P. IN TRANSACTION
VALUED AT ABOUT $640 MILLION

LAKE FOREST, IL, October 15, 2001 -- IMC Global Inc. (NYSE: IGL) announced today that it has signed a definitive agreement to sell its salt and Ogden businesses to an entity formed by affiliates of Apollo Management, L.P. of New York City in a merger transaction valued at approximately $640 million.

Under terms of the agreement, IMC Global's initial consideration will consist of approximately $600 million of cash, as well as a continued economic interest in the resulting new company. Apollo has received committed financing in connection with the transaction.

IMC's salt business, the world's third largest producer of salt with an annual capacity of 15 million short tons, has 14 facilities in North America and the United Kingdom. The Ogden, or Great Salt Lake, evaporation facility produces solar salt, a specialty potash known as sulphate of potash (SOP) and magnesium chloride. For the 12 months ended June 30, 2001, revenues and EBITDA for the salt and Ogden businesses were approximately $515 million and $125 million, respectively. IMC Global announced plans in February 2000 to divest both the salt and Ogden businesses which were classified as discontinued operations, effective December 31, 2000.

"This is a major step in executing our asset monetization program with the proceeds to be used to reduce debt, significantly strengthen our balance sheet, and fully meet our 2002 debt maturity obligations," said Douglas A. Pertz, Chairman, President and Chief Executive Officer of IMC Global. "We are also pleased to be able to participate as a minority equity participant with Apollo in the growth of these well-positioned businesses in the years ahead."

The transaction is subject to customary conditions, including regulatory approval in the affected countries and receipt of the committed financing. IMC's Board of Directors has already approved the transaction. Closing is anticipated by the end of 2001.

Apollo Management, L.P., founded in 1990, is among the most active and successful private investment firms in the U.S. in terms of both number of investment transactions completed and aggregate dollars invested. Since its inception, Apollo and its affiliates have managed the investment of an aggregate of over $13 billion in equity capital in a wide variety of industries.

IMC Global is the world's largest producer and marketer of concentrated phosphates and potash crop nutrients for the agricultural industry. With 2000 revenues of $2.1 billion and EBITDA of $398 million from continuing operations ($547 million including discontinued operations), IMC also is a leading global provider of feed ingredients for the animal nutrition industry. For more information, visit IMC Global's Web site at www.imcglobal.com.

(This news release contains forward-looking statements that are based on current expectations; actual results may differ materially. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and Company plans and objectives to differ materially from those expressed in the forward-looking statements.)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMC Global Inc.
/s/ Anne M. Scavone Anne M. Scavone Vice President and Controller

Date: October 18, 2001